Exhibit 99.1

February 25, 2021

Bristow Group Announces Closing of $400 Million Senior Secured Notes Offering and Repayment of Term Loans

HOUSTON, Feb. 25, 2021 – Bristow Group Inc. (NYSE: VTOL) (the “Company”) announced today the closing of its private offering of $400 million aggregate principal amount of 6.875% senior secured notes due 2028 (the “notes”). The notes were issued under an indenture, dated February 25, 2021, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.

“We are very pleased with this important transaction, which strengthens Bristow’s financial position and enhances our strategic and operational flexibility,” said Chris Bradshaw, President and Chief Executive Officer of Bristow. “This new financing, along with the use of cash on hand, results in a much cleaner capital structure, significantly extends our debt maturities, reduces mandatory amortization requirements, and eliminates operational friction costs related to the former credit facilities, all of which we believe enhances Bristow’s credit profile and future access to capital.”

The Company used the net proceeds from the offering of the notes, together with cash on hand, to repay approximately $153.4 million with respect to the Company’s secured equipment term loan with Macquarie Bank Limited and approximately $206.2 million with respect to the Company’s term loans with PK AirFinance S.à r.l. (collectively, the “Term Loans”). The Company also intends to use a portion of such net proceeds and cash on hand to fund the previously announced redemption of all of its outstanding 7.750% Senior Notes due 2022 with an aggregate principal amount of approximately $132.0 million outstanding (the “7.750% Senior Notes”), which 7.750% Senior Notes were satisfied and discharged on the closing date of the offering of the notes. In connection with the closing of the offering, the Company terminated the term loan credit agreements relating to the Term Loans.

The notes are being offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The offer and sale of the notes and the related subsidiary guarantees have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase these notes nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the notes shall be made in the United States only by means of a private offering circular pursuant to Rule 144A under the Securities Act, and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

About Bristow Group

Bristow Group Inc. is the leading global provider of vertical flight solutions. Bristow primarily provides aviation services to a broad base of major integrated, national and independent offshore energy companies. Bristow provides commercial search and rescue (SAR) services in several countries and public sector SAR services in the United Kingdom (U.K.) on behalf of the Maritime & Coastguard Agency (MCA). Additionally, the Company also offers ad hoc helicopter and fixed wing transportation services. Bristow currently has customers in Australia, Brazil, Canada, Chile, Colombia, Guyana, India, Mexico, Nigeria, Norway, Spain, Suriname, Trinidad, the U.K. and the U.S. To learn more, visit our website at www.bristowgroup.com.

Forward-Looking Statements Disclosure

This news release contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. Without limiting the generality of the foregoing, such forward-looking statements include statements regarding the use of proceeds from the offering and the redemption of the 7.750% Senior Notes. The Company’s actual results may vary materially from those anticipated in forward-looking statements.

The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s joint proxy and consent solicitation statement/prospectus (File No. 333-237557) filed with the United States Securities and Exchange Commission (the “SEC”) on May 5, 2020 (the “Proxy Statement”) and the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, which we believe, over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Proxy Statement and in our filings with the SEC, all of which are accessible on the SEC’s website at www.sec.gov.

Source: Bristow Group Inc.